UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2018

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7    Regulation FD
Item 7.01    Regulation FD Disclosure

On February 15, 2018, Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) issued a press release announcing the closing (the “Closing”), on February 15, 2018, of the previously announced transaction, whereby, FFI Compass, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Acquisition Sub”), acquired all of the issued and outstanding capital stock of Foam Fabricators, Inc., a Delaware corporation (“Foam Fabricators”), pursuant to a Stock Purchase Agreement, dated January 18, 2018, by and between Acquisition Sub and Warren F. Florkiewicz (the “Stock Purchase Agreement”). A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Section 8    Other Events
Item 8.01    Other Events

CODI acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.

Foam Fabricators, Inc.

On February 15, 2018 (the “Closing Date”), Acquisition Sub completed the acquisition of all of the issued and outstanding capital stock of Foam Fabricators pursuant to the Stock Purchase Agreement (the “Transaction”). Upon the completion of the Transaction Foam Fabricators became a wholly owned subsidiary of Acquisition Sub and an indirect subsidiary of the Company. The Company paid a purchase price of approximately $247.5 million, before working capital and certain other adjustments at the Closing (the “Purchase Price”) in connection with the Transaction. The Company funded the Purchase Price through a draw on its revolving credit facility. The Company’s initial equity ownership in Acquisition Sub will be approximately 100% on a primary and 92% on a fully diluted basis.

Concurrent with the Closing, the Company provided a credit facility to Foam Fabricators, as borrower, and its wholly owned subsidiary, Foam Fab, Inc., a Delaware corporation (“Foam Fab”), as co-borrower, pursuant to which a secured revolving loan commitment and secured term loan were made available to Foam Fabricators and Foam Fab, as borrower and co-borrower respectively (the “Foam Fab Credit Agreement”). The initial amount outstanding under these facilities on the Closing Date was approximately $115.0 million. The loans advanced under the Foam Fab Credit Agreement to Foam Fabricators and Foam Fab are guaranteed by Acquisition Sub, Foam Fabricators and Foam Fab (collectively, the “Guarantors”) and are secured by security interests in substantially all the assets and properties of the Guarantors, including a pledge by Acquisition Sub of all of the equity interests in Foam Fabricators and a pledge by Foam Fabricators of all of the equity interests in Foam Fab, the primary operating subsidiary of the business. In addition to being similar to the terms and conditions of the credit facilities in place with its existing subsidiary businesses, the Company believes that the agreed terms of the loans are fair and reasonable given the leverage and risk profile of Foam Fabricators and its subsidiaries.

The foregoing brief description of the Transaction is not meant to be exhaustive and is qualified in its entirety by, the full text of the Stock Purchase Agreement, which is incorporated herein by reference to Exhibit 99.1 to Holdings’ Current Report on Form 8-K filed on January 18, 2018 and the Company’s Current Report on Form 8-K filed on January 18, 2018.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

(a)     Financial statements of the businesses acquired

To the extent required by this item, historical financial statements for the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.

(b)     Pro forma financial information

To the extent required by this item, pro forma financial information relating to the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.
(d)    Exhibits.
99.1 Press Release of CODI dated February 15, 2018 announcing the execution of the closing of the Transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer